Exhibit 10.3

WARRANT PURCHASE AGREEMENT

THIS WARRANT PURCHASE AGREEMENT (the “Agreement”) is made as of the 24th day of June 2008, by and between Equity Media Holdings Corporation, a Delaware corporation (“Company”), and Luken Communications, LLC, a Tennessee limited liability company (“Investor”).

WITNESSETH:

WHEREAS, the Company proposes to sell warrants (“Warrants”) to purchase up to an aggregate of 8,050,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Shares”) in a private placement (the “Warrant Purchase”) to the Investor;

WHEREAS, the Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”), as promulgated under the Securities Act;

WHEREAS, concurrently with the consummation of the Offering, the Investor and the Company and certain subsidiaries of the Company are entering into a stock purchase agreement (“RPSI Purchase Agreement”) by which the Investor is purchasing (the “RPSI Purchase”) all of the outstanding shares common stock of Retro Programming Services, Inc., a subsidiary of the Company; and

WHEREAS, concurrently with the consummation of the Offering, the Investor and certain subsidiaries of the Company are entering into a station purchase agreement (“Stations Purchase Agreement”) by which the Investor will acquire, upon receipt of necessary approvals, including those from the Federal Communications Commission, certain broadcast television stations (“Stations Purchase”).

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1. Warrant Purchase. Subject to the terms and conditions of this Agreement, the Investor hereby purchases from the Company, and the Company hereby issues and sells to the Investor, 8,050,000 Warrants for an aggregate purchase price of $1.5 million (“Purchase Price”). The form of Warrant is attached as Exhibit A hereto. Each Warrant is exercisable through September 7, 2009 for the purchase of one Common Share for $1.10.

2. Closing. The Warrant Purchase is being consummated concurrently with the execution of this Agreement (“Closing”) at the offices of Graubard Miller, The Chrysler Building, 405 Lexington Avenue, 19th Floor, New York, New York 10174 at 10:00 a.m., New York City time, on the date first written above. Accordingly, (a) certificates evidencing the Warrants are being delivered to the Investor by the Company, and (b) the Purchase Price is being paid and delivered by the Investor via wire transfer to the Company. The Company’s wiring instructions are set forth on Exhibit B hereto.

3. Representations, Warranties and Covenants of the Company. The Company hereby makes the following representations, warranties and covenants to the Investor as of the date hereof:

3.1 Organization, Organizational Documents.

(a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified and is in good standing in each jurisdiction in which the failure to so qualify would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, properties, rights and results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(b) Complete and correct copies of the Amended and Restated Certificate of Incorporation and the By-laws of the Company, including all amendments thereto, each as in effect on the date hereof (collectively, the “Organizational Documents”) have previously been delivered to the Investor and Investor acknowledges receipt of same. No amendments, revisions or waivers of any provisions of any Organizational Documents are in the process of occurring or otherwise have been requested.

3.2 Authorization. All corporate action on the part of the Company, its officers, directors, and shareholders necessary for the (a) authorization, execution, issuance and/or delivery of (i) this Agreement and (ii) the Warrants (this Agreement and the Warrants are hereinafter collectively referred to as the “Transaction Documents”) and (b) the performance of all obligations of the Company hereunder and thereunder has been taken. The Transaction Documents constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (1) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other laws of general application affecting enforcement of creditors’ rights generally, (2) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (3) to the extent the indemnification and contribution provisions contained in the Transaction Documents may be limited by applicable federal or state laws.

3.3 No Conflict. The execution and delivery by the Company of this Agreement and the other Transaction Documents, its consummation of the transactions contemplated hereby and thereby, and its compliance with the provisions hereof and thereof, will not (i) violate or conflict with any of the Organizational Documents, (ii) violate, conflict with, result in a breach of, constitute a default under, or give rise to any right of termination, cancellation, or acceleration (with or without notice or lapse of time, or both) under any material agreement, lease, security, license, permit, or instrument to which the Company is a party, or to which it or its material assets or businesses are subject, (iii) result in the imposition of any Encumbrance (as hereinafter defined) on any material asset of the Company or (iv) violate or conflict with any Laws (as hereinafter defined) applicable to the Company or its properties or assets, except in each case for such violations, conflicts and Encumbrances which would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. For purposes of this Agreement, “Encumbrance” means any security interest, mortgage, lien, pledge, charge, easement, reservation, equities, rights of way, options, rights of first refusal and any other encumbrances, whether or not relating to the extension of credit or the borrowing of money. For purposes of this Agreement, “Laws” means all laws, statutes, rules, regulations, ordinances, bylaws, writs, permits, orders and other legislative, administrative or judicial restrictions.

3.4 Capitalization. The numbers of all authorized, issued and outstanding shares of capital stock of the Company are set forth on Schedule 3.4 hereto. No holder of the Company’s securities is entitled to preemptive or similar rights with respect to the Company’s securities. Except as disclosed in Schedule 3.4 and as contemplated by the Transaction Documents, there are no (i) outstanding securities exercisable or convertible into securities of the Company, (ii) other outstanding options, warrants, script rights, calls, commitments or similar rights or obligations relating to the Company’s securities, (iii) any other agreements, contracts, commitments or understandings giving any person any right to subscribe for or acquire any of the Company’s securities, or (iv) any other agreements, contracts, commitments or understandings by which the Company is or may become bound to issue any of its securities.

3.5 Valid Issuance of Warrants; Underlying Securities.

(a) The Warrants, when issued, sold, and delivered in accordance with the terms of this Agreement, will be duly and validly issued, and, based in part upon the representations of the Investor in this Agreement, will be issued in compliance with all applicable federal and state securities laws.

(b) Upon issuance in accordance with the terms of the Common Shares underlying the Warrants (“Underlying Securities”) shall be duly and validly issued, fully paid and nonassessable, and issued in compliance with all applicable Laws, as presently in effect.

3.6 Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (a) a Form D in accordance with Regulation D, (b) a Current Report on Form 8-K disclosing the sale of unregistered securities and any other event of which disclosure is required, (c) applicable Blue Sky filings, (d) the consent of the lenders under the Company’s existing credit facilities, which consent has been obtained and is in full force and effect as of the date hereof, and (e) where the failure to obtain such consent, waiver, authorization or order, or to give such notice or make such filing or registration would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

3.7 Current in SEC Filings. The Company has filed, in a timely fashion with the Securities and Exchange Commission (the “SEC”), and is current with respect to such filings, all reports, information statements, forms, correspondences and schedules required to be filed by it pursuant to (i) Section 13 or Section 15(d) of the Securities Exchange Act of 1934, amended (“Exchange Act”), (ii) the applicable rules and regulations thereunder, and (iii) any comments requiring or requesting a response, directed to the Company by the SEC, and since April 1, 2007, has maintained full compliance with the current public information requirements of Rule 144 and Rule 144A promulgated under the Securities Act or any similar successor to such rule.

4. Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company as of the date hereof that:

4.1 Organization. The Investor is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Tennessee, and has all requisite corporate power and authority to carry on its business as now conducted. The Investor is duly qualified and is in good standing in each jurisdiction in which the failure to so qualify would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, properties, rights and results of operations of the Investor taken as a whole (“Investor Material Adverse Effect”).

4.2 Authorization. All company action on the part of the Investor, its officers, directors, and members necessary for the authorization, execution, issuance and/or delivery of the Transaction Documents and the performance of all obligations of the Investor hereunder and thereunder has been taken. The Transaction Documents constitute valid and legally binding obligations of the Investor, enforceable against the Investor in accordance with their respective terms, except (1) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other laws of general application affecting enforcement of creditors’ rights generally, (2) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (3) to the extent the indemnification and contribution provisions contained in the Transaction Documents may be limited by applicable federal or state laws.

4.3 No Conflict. The execution and delivery by the Investor of this Agreement and the other Transaction Documents, its consummation of the transactions contemplated hereby and thereby, and its compliance with the provisions hereof and thereof, will not (i) violate or conflict with any of the articles of organization or operating agreement or similar charter documents of the Investor, (ii) violate, conflict with, result in a breach of, constitute a default under, or give rise to any right of termination, cancellation, or acceleration (with or without notice or lapse of time, or both) under any material agreement, lease, security, license, permit, or instrument to which the Investor is a party, or to which it or its material assets or businesses are subject, (iii) result in the imposition of any Encumbrance on any material asset of the Investor or (iv) violate or conflict with any Laws applicable to the Investor or its properties or assets, except in each case for such violations, conflicts and Encumbrances which would not reasonably be expected to have, either individually or in the aggregate, an Investor Material Adverse Effect.

4.4 Certain Relationships. Other than Henry G. Luken, III, the manager of the Investor and formerly the chairman of the board and chief executive officer of the Company, no member, manager, officer, employee or affiliate of, or consultant to, the Investor is or has been a director, officer, or employee of, or consultant to the Company. Other than Mr. Luken, no member, manager, officer, employee or affiliate of the Investor has had any prior business dealings or relationships, including but not limited to, partnerships, co-investment relationships or employee-employer relationships with any of Robert Becker, Jon Oxendine or Michael Pierce, the three persons who comprised the Company’s special committee in connection with the RPSI Purchase, the Stations Purchase and this Warrant Purchase.

4.5 Purchase Entirely for Own Account. The Warrants and Underlying Securities will be acquired for investment for the Investor’s own account and not with a view to the resale or distribution of any part thereof.

4.6 No Public Market. The Investor understands that no public market now exists for the Warrants and that the Company has made no assurances that a public market will ever exist for such securities. The Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies in similar stages as the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests and bear the risk of the investment in the Company.

4.7 Disclosure of Information. The Investor acknowledges that its manager, Henry Luken, in his prior role as Chairman of the Board, Chief Executive Officer and a member of the board of directors of the Company, has had access to all material information relating to the Company and its subsidiaries and their respective and combined operations, financial results and financial condition. In addition, the Investor has been given an opportunity to request and has received and reviewed any and all additional information it deems appropriate and necessary to make the investment contemplated by this Agreement. The Investor acknowledges that it has received all the information that it has requested relating to the purchase of the Warrants. The Investor further represents that it has had an opportunity to ask questions and receive answers from the management of the Company regarding the Company’s current operations, assets and financial results and terms and conditions of the Warrant Purchase.

4.8 Accredited Investor. The Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, as presently in effect, and such Investor, as an entity, is comprised entirely of equity owners that are accredited investors.

4.9 Restricted Securities. The Investor understands that the Warrants and Underlying Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, each Investor represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

4.10 Legends. It is understood that the certificates evidencing the Warrants (and Underlying Securities) may bear the following (or substantially similar) legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE, AND THE SHARES OF COMMON STOCK UNDERLYING SUCH SECURITIES, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THIS CERTIFICATE. THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO COUNSEL FOR THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER, OR DISPOSITION MAY BE EFFECTUATED WITHOUT REGISTRATION UNDER THE ACT.”

5. Certain Covenants and Obligations.

5.1 Registration Rights.

(a) As soon as practicable after the 180th day after the date hereof, the Company shall use commercially reasonable efforts to file a registration statement (on Form S-3 if eligible, or Form S-1 if not eligible) covering the resale of the Underlying Securities by the Investor and use its commercially reasonable efforts to (i) respond promptly to all SEC requests for information and filings and (ii) cause such registration statement to become effective as soon as possible.

(b) (b) The Company shall use commercially reasonable efforts to keep any registration statement which registers the Underlying Securities pursuant hereto effective and usable for resale of the Underlying Securities for a period ending on the first to occur of the following: (i) 120 days after the date on which the SEC declares such Registration Statement effective, (ii) the date by which all the Underlying Securities have been sold by the Investor and its members (collectively, the “Holders”), and (iii) the date that the Underlying Securities may be sold by the Holders pursuant to Rule 144 without any volume restrictions; provided, however, that the Company’s registration obligations pursuant to this Section 5 shall cease on the date that all of the Underlying Securities may be sold by the Holders pursuant to Rule 144 without any volume restrictions.

(c) The Company will promptly notify the Holders, if after delivery of a prospectus to the Holders, that, in the judgment of the Company, it is advisable to suspend use of the prospectus delivered to the Holders due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be detrimental to the Company. Upon receipt of such notice, each such Holder will immediately discontinue any sales of Underlying Securities pursuant to such registration statement until such Holder has received copies of a supplemented or amended prospectus or until such Holder is advised in writing by the Company that the then current prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus (such time period being referred to as a “Black-Out Period”).

(d) If and whenever the Company is required by the provisions of this Agreement to effect the registration of any Underlying Securities under the Securities Act, the Company will:

(i) As expeditiously as possible furnish to each Holder such reasonable numbers of copies of the prospectus, including any preliminary prospectus available for distribution, in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the public sale or other disposition of the Underlying Securities owned by such Holder; and

(ii) As expeditiously as possible, notify each Holder, promptly after it receives notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed.

(e) In any registration statement in which Underlying Securities are included, the Company will bear all expenses and pay all fees incurred by the Company in connection therewith, excluding underwriting discounts and commissions payable with respect to the Underlying Securities.

(f) The following indemnification provisions shall apply:

(i)  The Company shall indemnify each Holder of Underlying Securities to be resold pursuant to any registration statement hereunder and each person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against all loss, claim, damage, expense or liability (collectively, including all reasonable attorneys’ fees and other expenses reasonably incurred in defending against any such claim, “Losses”) to which such Holder may become subject under the Securities Act, the Exchange Act or otherwise, arising from such registration statement, insofar as such Losses (or proceedings in respect thereof) arise out of or are based on any untrue statement of any material fact contained in such Registration Statement on the effective date thereof (including any Prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent arising (A) from information furnished (or omitted to be furnished) by or on behalf of the Holder, in writing, for specific inclusion in such registration statement or (B) because the Holder failed to suspend use of such registration statement and discontinue any sales of Underlying Securities during a Black-Out Period or failed to timely deliver a final prospectus to the purchasers of such Holder’s Underlying Securities. Each Holder of Underlying Securities to be resold pursuant to such registration statement, and its successors and assigns, shall indemnify the Company, against all Losses to which the Company may become subject under the Securities Act, the Exchange Act or otherwise, arising (A) from information furnished (or omitted to be furnished) by or on behalf of such Holder, in writing, for specific inclusion in such registration statement or (B) because the Holder failed to suspend use of such registration statement and discontinue any sales of Underlying Securities during a Black-Out Period or failed to timely deliver a final prospectus to the purchasers of such Holder’s Underlying Securities.

(ii) If any action is brought against a party hereto, (“Indemnified Party”) in respect of which indemnity may be sought against the other party (“Indemnifying Party”), such Indemnified Party shall promptly notify Indemnifying Party in writing of the institution of such action and Indemnifying Party shall assume the defense of such action, including the employment and fees of counsel reasonably satisfactory to the Indemnified Party. Such Indemnified Party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (1) the employment of such counsel shall have been authorized in writing by Indemnifying Party in connection with the defense of such action, or (2) Indemnifying Party shall not have employed counsel to defend such action, or (3) such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which may result in a conflict between the Indemnified Party and Indemnifying Party (in which case Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), in any of which events, the reasonable fees and expenses of not more than one additional firm of attorneys designated in writing by the Indemnified Party shall be borne by Indemnifying Party. Notwithstanding anything to the contrary contained herein, if Indemnified Party shall assume the defense of such action as provided above, Indemnifying Party shall not be liable for any settlement of any such action effected without its written consent which shall not be unreasonably withheld.

(iii) If the indemnification or reimbursement provided for hereunder is finally judicially determined by a court of competent jurisdiction to be unavailable to an Indemnified Party (other than as a consequence of a final judicial determination of willful misconduct, bad faith or gross negligence of such Indemnified Party), then Indemnifying Party agrees, in lieu of indemnifying such Indemnified Party, to contribute to the amount paid or payable by such Indemnified Party (1) in such proportion as is appropriate to reflect the relative benefits received, or sought to be received, by Indemnifying Party on the one hand and by such Indemnified Party on the other or (2) if (but only if) the allocation provided in clause (1) of this sentence is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (1) but also the relative fault of Indemnifying Party and of such Indemnified Party; provided, however, that in no event shall the aggregate amount contributed by the Holder exceed the proceeds received by the Holder as a result of the exercise by him of the Warrants and the sale or resale by him of the Underlying Securities.

(iv) The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.

(j) The registration rights granted in this Section shall inure to the benefit of the Investor’s successors and heirs and permitted assignees of the Warrants or the Underlying Securities, as the case may be; provided, however, that if transfer is made after effectiveness of any registration statement or pursuant to Rule 144, the only obligation on the part of the Company is to file a post-effective supplement to indicate such transfer.

5.2 Reservation of Securities. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, after the Closing, the number of shares of Common Stock issuable as Underlying Securities.

5.3 Press Releases. The parties to this Agreement may not publicly disseminate a press release or otherwise publicly announce the transactions contemplated by this Agreement, except upon mutual consent or as may be required by law.

5.4 Securities Filings. The Company shall use commercially reasonable efforts to file in a timely fashion with the SEC, and shall be current with respect to such filings, all reports, information statements, forms, correspondences and schedules required to be filed by it pursuant to (i) Section 13 or Section 15(d) of the Exchange Act, (ii) the applicable rules and regulations thereunder, and (iii) any comments requiring or requesting a response, directed to the Company by the SEC, and shall maintain full compliance with the current public information requirements of Rule 144 and Rule 144A promulgated under the Securities Act or any similar successor to such rule.

5.5 Securities Exchange Listing. If necessary, the Company shall promptly apply for the additional listing of the Common Stock comprising the Underlying Securities to be listed on Nasdaq and use commercially reasonable efforts to have such application approved as soon as practicable.

5.6 List of Beneficial Ownership. Schedule 5.6 sets forth a list of all current beneficial owners in the Investor. The Investor shall promptly supplement and amend such list and deliver same to the Company as beneficial owners are added or removed. The Company shall have the right to object to any addition solely in order to comply with applicable regulations imposed by the Federal Communications Commission.

5.7 Repurchase. Upon any Seller Trigger Event (as defined in the RPSI Purchase Agreement), the Purchaser shall have the right to require the Company to repurchase all, but not less than all, of the Warrants sold to Purchaser under the Warrant Purchase Agreement for a price of $1.5 million. In the event of any repurchase hereunder, the party having the right to cause such repurchase shall exercise its rights within 15 days of the event or circumstances giving rise to such right by written notice to the other party. Such repurchase shall be consummated within 30 days of such notice. In any repurchase, all Warrants shall be delivered to the Company by the holders of the Warrants free and clear of all liens, mortgages and encumbrances of any kind.

5.8 Certain Rights. Each of the Investor and the Company agrees that (i) the Warrants constitute an “executory contract” (assuming payment of the exercise price thereunder as required) as such term is used in Title 11 of the United States Code (as amended, the “Bankruptcy Code”), is not a financial accommodations contract for purposes of the Bankruptcy Code and is capable of both assumption and/or assignment pursuant to section 365 of the Bankruptcy Code and (ii) the Warrants may be exercised (without the necessity of assumption) by the Investor (or any of its trustees or successors) under the Bankruptcy Code and any applicable provisions of bankruptcy or non-bankruptcy law or by an unrelated third party. the Company agrees that neither it nor any of its affiliates shall, directly or indirectly, (i) object to, delay, or take any other action to interfere, directly or indirectly, in any respect of the exercise, assumption and/or Transfer of the Warrants pursuant to any provision of the Bankruptcy Code or any other provision or principle of bankruptcy or non-bankruptcy law, or (ii) encourage any person or entity to do any of the foregoing.

5.9 Further Assurances. The Company will take such actions as may be reasonably required or desirable to carry out the provisions of this Agreement and the other Transaction Documents.

6. Company Deliveries at Closing. The Company shall deliver or cause the delivery of each of the following to the Investor at the Closing:

6.1 Warrant Purchase Agreement. Its signature to this Agreement.

6.2 Secretary’s Certificate. A certificate, dated as of the date of the Closing, executed by the Secretary of the Company certifying the resolutions adopted by the Company’s board of directors relating to the transactions contemplated by the Transaction Documents.

6.3 Delivery of Warrants. Certificates evidencing the Warrants duly executed by the Company.

7. Deliveries by the Investor at the Closing. The Investor shall deliver or cause the delivery of each of the following to the Company at the Closing:

7.1 Warrant Purchase Agreement. Its signature to this Agreement.

7.2 Purchase Price. The Purchase Price by wire transfer.

7.3 Beneficial Owners. A list of the beneficial owners of Investor.

8. Indemnification.

8.1 The Company agrees to indemnify and hold harmless the Investor and any of Investors’ general partners, employees, officers, directors, members, agents and other representatives (collectively, the “General Indemnitees”), against any investigations, proceedings, claims or actions and for any expenses, damages, liabilities or losses (joint or several) arising out of such investigations, proceedings, claims or actions (collectively, “Actions”), to which the General Indemnitees may become subject, whether under the Securities Act or any rules or regulations promulgated thereunder, the Exchange Act or any rules or regulations promulgated thereunder, or any state law or regulation, or common law (collectively, the “Losses”), arising out of any material breach of any representation, warranty, agreement, obligation or covenant of the Company contained herein. The Company also agrees to reimburse the General Indemnitees for any reasonable legal or other reasonable expenses reasonably incurred in connection with defending any such investigations, proceedings, claims or actions.

8.2 The Investor agrees to indemnify and hold harmless the Company and any of the Company’s directors, officers, employees, stockholders, agents and other representatives (collectively, the “Company Indemnitees”), against any investigations, proceedings, claims or actions and for any Losses, arising out of any material breach of any representation, warranty, agreement, obligation or covenant of the Investor contained herein. The Investor also agrees to reimburse the Company Indemnitees for any reasonable legal or other reasonable expenses reasonably incurred in connection with defending any such investigations, proceedings, claims or actions.

8.3 The length of the indemnity obligation in this section shall be one year from the date of execution of this Agreement; provided that with respect to any Action commenced during such period, the obligation to provide indemnity with respect thereto shall remain through the resolution of such Action. No claim for indemnity shall be made until aggregate Losses exceed $100,000 and thereafter only with respect to amounts in excess of $100,000. The aggregate liability for Losses under either Section 8.1 or 8.2 shall not exceed $500,000.

9. Miscellaneous.

9.1 Survival of Representation and Warranties. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement for a period of one year, other than those made under Sections 3.1, 3.2, 3.5, 4.1, 4.2 and 4.4, which shall survive indefinitely. All of the covenants and other obligations set forth in Section 5 shall survive the Closing in accordance with their terms. The Investors are entitled to rely, and the parties hereby acknowledge that the Investors have so relied, upon the truth, accuracy and completeness of each of the representations and warranties of the Company contained herein, irrespective of any independent investigation made by the Investors. The Company is entitled to rely, and the parties hereby acknowledge that the Company has so relied, upon the truth, accuracy and completeness of each of the representations and warranties of the Investors contained herein, irrespective of any independent investigation made by the Company.

9.2 Successors and Assigns. This Agreement is personal to each of the parties and may not be assigned without the written consent of the other parties, except together with the assignment of the Warrants (or the underlying securities).

9.3 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

9.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

9.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.6 Notices. Unless otherwise provided, any notice, authorization, request or demand required or permitted to be given under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or three (3) days following deposit with the United States Post Office, by registered or certified mail, postage prepaid, or two days after it is sent by an overnight delivery service, or when sent by facsimile with machine confirmation of delivery addressed as follows:

If to the Investor:

Luken Communications, LLC
835 Georgia Avenue
Suite 600
Chattanooga, TN 37402
Attn:  Henry Luken

If to Company:

Equity Media Holdings Corporation
#1 Shackleford Drive, Suite 400
Little Rock, Arkansas  72211
Fax: (501) 221-1101
Attention: Chairman of the Board

In either case, with copies to:

Horton, Maddox & Anderson, PLLC
835 Georgia Avenue, Suite 600
Chattanooga, TN 37402
Fax: (423) 265-3039
Attention: William Horton, Esq.

and

Graubard Miller
405 Lexington Avenue, 19th Floor
New York, New York 10174
Fax: (212) 818-8881
Attention: David Alan Miller, Esq.

Any party may change its address for such communications by giving notice thereof to the other parties in conformity with this Section.

10. Transaction Expenses; Enforcement of Transaction Documents. The Company and the Investors shall pay their respective costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement and the other Transaction Documents. If any action at law or in equity is necessary to enforce or interpret the terms of any Transaction Document, the prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

11. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and a majority in interest of the holders of the Warrants. Any amendment or waiver affected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

12. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

13. Entire Agreement. This Agreement and the documents referred to herein (including the RPSI Purchase Agreement and Stations Sale Agreement) constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first above written.

EQUITY MEDIA HOLDINGS CORPORATION

By:
Name:
Title:

LUKEN COMMUNICATIONS, LLC

By:
Name:
Title:

EXHIBIT A

FORM OF WARRANT

EXHIBIT B

WIRING INSTRUCTIONS

Account Name: Equity Media Holdings Corporation

Account Number:

ABA Routing #

Bank Name:

Bank Address:

Contact info at the bank:

Contact info at Equity Media: